FORM 8-A


                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549

              FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR (g) OF THE
                       SECURITIES EXCHANGE ACT OF 1934



                          McDonald's Corporation
                       (Exact name of registrant as
                         specified in its charter)



              Delaware                              36-2361282
      (State of incorporation                    (I.R.S. Employer
          or organization)                        Identification
                                                       No.)


        One McDonald's Plaza
        Oak Brook, Illinois                           60523
       (Address of principal                        (Zip Code)
         executive offices)


  If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. /X/

  If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. / /

  Securities Act registration statement file number to which this form relates: 333-14141

  Securities to be registered pursuant to Section 12(b) of the Act:

  Title of each class                   Name of each exchange on
  to be so registered                   which each class is to be
                                        registered

  $150,000,000 - 6-3/8%
  Debentures Due 2028                   New York Stock Exchange

  Securities to be registered pursuant to Section 12(g) of the Act:



                                None
                          (Title of Class)


  Item 1.  Description of Registrant's Securities to be Registered

       The information required by this Item is set forth in the Registrant's Prospectus Supplement dated January 5, 1998 and Prospectus dated October 18, 1996, as filed with the Securities and Exchange Commission pursuant to Rule 424(b)(2), on pages S-2 through S-5 and 4 through 9 under the captions "Description of Debentures" and ``Description of Debt Securities,'' respectively, which information is incorporated herein by reference.

  Item 2.  Exhibits

       (a)  The Exhibits listed below are filed as a part of this report:

       1. Supplemental Indenture No. 1 between the Registrant and First Union National Bank, Trustee, dated as of January 8, 1998.

       2.   Form of 6-3/8% Debentures due 2028.

       (b)  The Exhibits listed below are incorporated herein by reference:

       1. Prospectus Supplement dated January 5, 1998 and Prospectus dated October 18, 1996 as filed with the Securities and Exchange Commission pursuant to Rule 424(b)(2).

       2. Restated Certificate of Incorporation, effective as of December 29, 1997, incorporated herein by reference from Form 8-K dated January 5, 1998.

       3. By-Laws, effective as of December 19, 1997, incorporated herein by reference from Form 8-K dated January 5, 1998.

       4.   Instruments defining the rights of security holders, including
            Indentures:

            (a) Senior Debt Securities Indenture dated as of October 19, 1996 incorporated herein by reference from Exhibit 4(a) of Form S-3 Registration Statement (File No. 333-14141).

            (b) Subordinated Debt Securities Indenture dated as of October 18, 1996, incorporated herein by reference from Form 8-K dated October 18, 1996.

                 (i) 7 1/2% Subordinated Deferrable Interest Debentures due 2036. Supplemental Indenture No. 1 dated as of November 5, 1996, incorporated herein by reference from Exhibit (4)(b) of Form 8-K dated October 18, 1996.

                 (ii) 7 1/2% Subordinated Deferrable Interest Debentures due 2037. Supplemental Indenture No. 2 dated as of January 14, 1997, incorporated herein by reference from Exhibit (4)(b) of Form 8-K dated January 9, 1997.

                 (iii) 7.31% Subordinated Deferrable Interest Debentures due 2027. Supplemental Indenture No. 3 dated September 24, 1997, incorporated herein by reference from Exhibit (4)(b) of Form 8-K dated September 19, 1997.

            (c) Debt Securities. Indenture dated as of March 1, 1987 incorporated herein by reference from Exhibit 4(a) of Form S-3 Registration Statement (File No. 33-12364).

                 (i) Medium-Term Notes, Series B, due from nine months to 30 years from Date of Issue. Supplemental Indenture No. 12 incorporated herein by reference from Exhibit (4) of Form 8-K dated August 18, 1989 and Forms of Medium-Term Notes, Series B, incorporated herein by reference from Exhibit
                        (4)(b) of Form 8-K dated September 14, 1989.

                 (ii) Medium-Term Notes, Series C, due from nine months to 30 years from Date of Issue. Form of Supplemental Indenture No. 15 incorporated herein by reference from Exhibit 4(b) of Form S-3 Registration Statement (File no. 33-34762), dated May 14, 1990.

                 (iii) Medium-Term Notes, Series C, due from nine months (U.S. Issue)/184 days (Euro Issue) to 30 years from Date of Issue. Amended and restated Supplemental Indenture No. 16 incorporated herein by reference from Exhibit (4) of Form 10-Q for the period ended March 31, 1991.

                 (iv)   8-7/8% Debentures due 2011.  Supplemental
                        Indenture No. 17 incorporated herein by reference from Exhibit (4) of Form 8-K dated April 22, 1991.

                 (v) Medium-Term Notes, Series D, due from nine months (U.S. Issue)/184 days (Euro Issue) to 60 years from Date of Issue. Supplemental Indenture No. 18 incorporated herein by reference from Exhibit 4(b) of Form S-3 Registration Statement (File No. 33-42642), dated September 10, 1991.

                 (vi)   7-3/8% Notes due July 15, 2002.  Form of
                        Supplemental Indenture No. 19 incorporated herein by reference from Exhibit (4) of Form 8-K dated July 10, 1992.

                 (vii) 6-3/4% Notes due February 15, 2003. Form of Supplemental Indenture No. 20 incorporated herein by reference from Exhibit (4) of Form 8-K dated March 1, 1993.

                 (viii) 7-3/8% Debentures due July 15, 2033.  Form of
                        Supplemental Indenture No. 21 incorporated herein by reference from Exhibit (4)(a) of Form 8-K dated July 15, 1993.

                 (ix) Medium-Term Notes, Series E, due from nine months (U.S. Issue)/ 184 days (Euro Issue) to 60 years from the Date of Issue. Supplemental Indenture No. 22 incorporated herein by reference from
                        Exhibit 4(b) of Form S-3 Registration Statement (File No. 33-60939), dated July 13, 1995.

                 (x) 6-5/8% Notes due September 1, 2005. Form of Supplemental Indenture No. 23 incorporated herein by reference from Exhibit (4)(a) of Form 8-K dated September 5, 1995.

                 (xi) 7.05% Debentures due 2025. Form of Supplemental Indenture No. 24 incorporated herein by reference from Exhibit (4)(a) of Form 8-K dated November 13, 1995.

            (d) Rights Agreement dated as of December 13, 1988 between McDonald's Corporation and The First National Bank of Chicago, incorporated herein by reference from Exhibit 1 of Form 8-K dated December 23, 1988.

                 (i) Amendment No. 1 to Rights Agreement incorporated herein by reference from Exhibit 1 of Form 8-K dated May 25, 1989.

                 (ii) Amendment No. 2 to Rights Agreement incorporated herein by reference from Exhibit 1 of Form 8-K dated July 25, 1990.

            (e) Indenture and Supplemental Indenture No. 1 dated as of September 8, 1989, between McDonald's Matching and Deferred Stock Ownership Trust, McDonald's Corporation and Pittsburgh National Bank in connection with SEC Registration Statement Nos. 33-28684 and 33-28684-01, incorporated herein by reference from Exhibit (4)(a) of Form 8-K dated September 14, 1989.

            (f) Form of Supplemental Indenture No. 2 dated as of April 1, 1991, supplemental to the Indenture between McDonald's Matching and Deferred Stock Ownership Trust, McDonald's Corporation and Pittsburgh National Bank in connection with SEC Registration Statement Nos. 33-28684 and 33-28684-01, incorporated herein by reference from Exhibit
                 (4)(c) of Form 8-K dated March 22, 1991.

  Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized on this 12th day of January, 1998.


                                McDONALD'S CORPORATION



                                /s/ Gloria Santona
                                -------------------------------------------
                                Gloria Santona
                                Vice President, Deputy General
                                Counsel and Secretary